United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,058,820)
Unrealized Gain (Loss) on Market Value of Futures	32,456,250
Dividend Income	19,788
Interest Income	21,494
ETF Transaction Fees	11,000
Total Income (Loss)	$31,449,712

Expenses
General Partner Management Fees	$516,449
Brokerage Commissions	110,656
Tax Reporting Fees	79,887
SEC & FINRA Registration Expense	38,909
NYMEX License Fee	17,215
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,096
Prepaid Insurance Expense	8,950
Legal Fees	1,862
Total Expenses	$798,613
Net Income (Loss)	$30,651,099

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/12	$1,414,583,410
Additions (600,000 Units)	18,857,154
Withdrawals (8,600,000 Units)	(280,988,328)
Net Income (Loss)	30,651,099

Net Asset Value End of Month	$1,183,103,335
Net Asset Value Per Unit (35,400,000 Units)	$33.42

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612